Exhibit 5.3

[Letterhead of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC]

December 28, 2012

Dycom Investments, Inc.

11770 U. S. Highway 1, Suite 101

Palm Beach Gardens, Florida 33408

Re:	That certain registration statement on Form S-4 (the “Registration Statement”), as filed with the United States Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), on December 28, 2012, relating to the issuance of $90,000,000.00 principal amount of 7.125% Senior Subordinated Notes due 2021 (the “Exchange Notes”) by Dycom Investments, Inc., a Delaware corporation (the “Company”).

Ladies and Gentlemen:

We have acted as special counsel (A) in the State of Georgia to (i) UtiliQuest, LLC, a Georgia limited liability company (“UtiliQuest”); (ii) NeoCom Solutions, Inc., a Georgia corporation (“NeoCom”); (iii) E A Technical Services, Inc., a Georgia corporation (“EATS”); and (iv) Engineering Associates, Inc., a Georgia corporation (“Engineering Associates” and together with UtiliQuest, NeoCom and EATS are collectively referred to as the “Georgia Subsidiaries” and individually as a “Georgia Subsidiary”); and (B) in the State of Tennessee to S.T.S., LLC, a Tennessee limited liability company (hereinafter referred to sometimes as “STS” and sometimes as the “Tennessee Subsidiary”), each being a subsidiary of Dycom Industries, Inc., a Florida corporation (“Dycom”), which is in turn the parent corporation of the Company, in connection with:

(A) the preparation and filing of the Registration Statement;

(B) that certain Notation of Guarantee (the “Notation of Guarantee”), by the Georgia Subsidiaries, the Tennessee Subsidiary and those certain other subsidiaries of Dycom identified therein (the “Other Dycom Subsidiaries” and together with the Georgia Subsidiaries and the Tennessee Subsidiary are collectively referred to as the “Guarantors”), as guarantors, jointly and severally guaranteeing the payment of principal and interest and the performance of other obligations due on the Exchange Notes by the Company (the Company, Dycom and Guarantors are sometimes hereinafter collectively referred to as the “Dycom Parties” and individually, as a “Dycom Party”); and

(C) the preparation and filing of the prospectus forming a part of the Registration Statement (the “Prospectus”), by which the Company is offering to exchange: (i) the Exchange Notes for certain outstanding unregistered 7.125% Senior

ALABAMA    ☐    FLORIDA    ☐    GEORGIA    ☐    LOUISIANA     ☐    MISSISSIPPI    ☐    TENNESSEE     ☐    TEXAS    ☐    WASHINGTON, D.C.

Dycom Investments, Inc.

December 28, 2012

Subordinated Notes due 2021 and issued on December 12, 2012 (the “Unregistered Notes”), and (ii) the Notation of Guarantee for certain full and unconditional unregistered guarantees as to the payment of principal and interest on the Unregistered Notes by the Company.

The transactions described in clauses (A), (B) and (C) above are sometimes hereinafter collectively referred to as the “Exchange Offer” and the Exchange Notes and the Unregistered Notes are sometimes hereinafter collectively referred to as the “Notes”.

At the request of Dycom, we are giving this opinion only with respect to the Georgia Subsidiaries and the Tennessee Subsidiary.

For purposes of rendering this opinion, we have examined only the following documents:

1. the Registration Statement;

2. an unexecuted form of the Notation of Guarantee;

3. an executed copy of that certain Indenture, dated as of January 21, 2011 (the “2011 Indenture”), by and among the Company, certain of the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”), and an executed copy of that certain Second Supplemental Indenture, dated as of December 12, 2012, by and among the Company, the Guarantors, the Trustee and certain others party thereto (collectively, as the same may be amended, modified and supplemented from time to time, the “Indenture”);

4. an executed copy of the Secretary’s Certificate of UtiliQuest, dated as of December 28, 2012, together with (i) the Articles of Organization certified by the Georgia Secretary of State on November 27, 2012, (ii) the operating agreement, dated as of September 30, 2009, as amended, (iii) that certain consent action of the sole member and board of directors of UtiliQuest, dated effective as of July 30, 2012, and (iv) the resolutions, dated as of November 27, 2012, authorizing, among other things, the Exchange Offer, all attached as exhibits thereto;

5. an executed copy of the Secretary’s Certificate of NeoCom, dated as of December 12, 2012, together with (i) the Articles of Incorporation certified by the Georgia Secretary of State on November 27, 2012, (ii) the by-laws of NeoCom, and (iii) the resolutions, dated as of November 27, 2012, authorizing, among other things, the Exchange Offer, all attached as exhibits thereto;

6. an executed copy of the Secretary’s Certificate of EATS, dated as of December 12, 2012, together with (i) the Articles of Incorporation certified by the Georgia Secretary of State on November 27, 2012, (ii) the by-laws of EATS, and (iii) the resolutions, dated as of December 5, 2012, authorizing, among other things, the Exchange Offer, all attached as exhibits thereto;

Dycom Investments, Inc.

December 28, 2012

7. an executed copy of the Secretary’s Certificate of Engineering Associates, dated as of December 12, 2012, together with (i) the Articles of Incorporation certified by the Georgia Secretary of State, (ii) the by-laws of Engineering Associates, and (iii) the resolutions, dated as of December 5, 2012, authorizing, among other things, the Exchange Offer, all attached as exhibits thereto;

8. an executed copy of the Secretary’s Certificate of STS, dated as of December 12, 2012, together with (i) the Articles of Organization certified by the Tennessee Secretary of State on November 27, 2012, (ii) the operating agreement, dated as of December 16, 2002, as amended, and (iii) the resolutions, dated as of November 27, 2012, authorizing, among other things, the Exchange Offer, all attached as exhibits thereto;

9. that certain Certificate of Existence of UtiliQuest, dated November 27, 2012, issued by the Secretary of State of Georgia (the “UtiliQuest Certificate of Existence”);

10. that certain Certificate of Existence of NeoCom, dated November 27, 2012, issued by the Secretary of State of Georgia (the “NeoCom Certificate of Existence”);

11. that certain Certificate of Existence of EATS, dated November 27, 2012, issued by the Secretary of State of Georgia (the “EATS Certificate of Existence”);

12. that certain Certificate of Existence of Engineering Associates, dated November 27, 2012, issued by the Secretary of State of Georgia (the “Engineering Associates Certificate of Existence”);

13. that certain Certificate of Existence of the STS, dated November 29, 2011, issued by the Secretary of State of Tennessee (the “STS Certificate of Existence”); and

14. that certain opinion letter of Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C., dated June 6, 2011, to the Company.

The documents identified in items 2 and 3 above are sometimes hereinafter collectively referred to as the “Opinion Documents”. With respect to any Opinion Document to which any Georgia Subsidiary and/or the Tennessee Subsidiary is a party, we have also reviewed a copy of the signature page of such Opinion Document that has been signed by each such Georgia Subsidiary and/or the Tennessee Subsidiary. To the extent that opinions expressed below involve matters of fact, we have relied, without investigation, upon the representations and warranties made in the Opinion Documents.

ASSUMPTIONS

In making such examinations, we have with your permission assumed that:

(a) except as otherwise expressly provided in our opinion paragraph 1 below, the Relevant Parties are duly organized, validly existing and in good standing under the laws

Dycom Investments, Inc.

December 28, 2012

applicable in the jurisdictions of their respective organization and existence and in all other places in which they are conducting their respective businesses, and are validly existing in good standing under the laws of the jurisdictions where they are required to exist or be qualified for the purpose of selling, issuing, purchasing and exchanging the Notes (as applicable), with full power and authority to sell, issue, purchase and exchange the Notes (as applicable). For the purposes of this opinion letter, the term “Relevant Parties” shall mean the Dycom Parties, the Trustee and the holders of the Notes;

(b) except as otherwise expressly provided in our opinion paragraph 2 below, the Opinion Documents have been duly authorized, executed, acknowledged (as applicable), and delivered by each of the Relevant Parties (with genuine signatures by persons having legal capacity) for value received, and nothing in the charter, bylaws (or the equivalent thereof), the operating agreement, articles of organization, partnership agreement or certificate of limited partnership or any other organizational document of any of the Relevant Parties prohibits or impairs any Relevant Parties from executing the Opinion Documents or performing the transactions contemplated by the Opinion Documents and each of the Relevant Parties has the full corporate and/or partnership and/or limited liability company and/or other entity power and authority to execute, deliver and perform its obligations under the Opinion Documents and all documents required to be executed, delivered and performed thereunder;

(c) the Opinion Documents or copies thereof examined by us conform to the respective originals;

(d) no court order, administrative ruling, contract, regulation or statute (other than, with respect to the Georgia Subsidiaries, a regulation or statute of Georgia, and, with respect to the Tennessee Subsidiary, a regulation or statute of Tennessee) governing any of the Relevant Parties prohibits or limits any of the Relevant Parties from executing the Opinion Documents or performing the transactions contemplated by the Opinion Documents; and

(e) the Opinion Documents fully express the agreements and understandings of the parties thereto, and there are no other verbal or written agreements or provisions set forth in any other document(s) which would bear upon the opinions expressed herein, and there exists no usage of trade or course of prior dealing among any parties which could supplement or qualify the terms of the Opinion Documents.

Although we have not conducted an independent investigation of the accuracy of any of these assumptions, nothing has come to our attention leading us to question the material accuracy of said assumptions.

Dycom Investments, Inc.

December 28, 2012

OPINIONS

Subject to the foregoing assumptions and further qualifications and limitations as stated herein, we are of the opinion that:

1. (a) Based solely on the UtiliQuest Certificate of Existence, UtiliQuest is validly existing and in good standing under the laws of Georgia;

(b) Based solely on the NeoCom Certificate of Existence, NeoCom is validly existing and in good standing under the laws of Georgia;

(c) Based solely on the EATS Certificate of Existence, EATS is validly existing and in good standing under the laws of Georgia;

(d) Based solely on the Engineering Services Certificate of Existence, Engineering Services is validly existing and in good standing under the laws of Georgia; and

(e) Based solely on the STS Certificate of Existence, STS is validly existing and in good standing under the laws of Tennessee.

2. The participation of the Georgia Subsidiaries and the Tennessee Subsidiary as guarantors under the transactions contemplated by the Registration Statement, and the execution, delivery and performance by each of the Georgia Subsidiaries and the Tennessee Subsidiary of its respective obligations under the Opinion Documents, have been duly authorized by all requisite corporate or limited liability company action on the part of such entities. Each of the Georgia Subsidiaries and the Tennessee Subsidiary has duly executed and delivered the Indenture.

QUALIFICATIONS AND LIMITATIONS

Notwithstanding anything herein to the contrary, the opinions set forth above are qualified and limited as stated therein and are further qualified as follows, and we express no opinion as to the following:

(i) We have not undertaken any independent investigation to determine the existence or absence of any facts (other than those which are readily ascertainable or which are material to our rendering the above opinions) contrary to the opinions expressed herein, and no inference as to the knowledge of the existence of such facts should be drawn from the fact of our representation of the Subsidiaries;

(ii) We express no opinion as to the validity or enforceability of any of the Opinion Documents;

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December 28, 2012

(iii) We express no opinion as to the application or effect of any federal or state securities or anti-trust laws, rules or regulations on or to the transaction; and

(iv) With respect to matters involving the duly authorized execution and delivery of the 2011 Indenture by UtiliQuest, NeoCom and STS, we have examined and rely solely upon the opinion as to such matters rendered by Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C., dated June 6, 2011, to the Company.

The foregoing opinions represent our current professional judgment but are not a guaranty or warranty as to the certainty of the matter.

The opinions expressed in this letter are given for the benefit of the Company and its successors and assigns and may be relied upon by Shearman & Sterling LLP, as the Company’s counsel, in connection with the Exchange Offer and the filing of the Registration Statement and we hereby consent to the filing of this letter as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations promulgated thereunder.

Except as expressly permitted herein, this letter may not be otherwise reproduced, quoted in whole or in part, filed publicly, or circulated to, relied upon by, nor used in connection with any other transaction. This letter addresses the law as of the date hereof and we undertake no obligation to inform you of any changes in the law occurring after the date hereof.

The foregoing opinions are limited to the laws of the State of Georgia with respect to the Georgia Subsidiaries and to the laws of State of Tennessee with respect to the Tennessee Subsidiary, as are presently in effect in each such state, excluding the securities provisions thereof. We have not considered and express no opinion on the laws of any other jurisdiction, including, without limitation, federal laws and rules and regulations relating thereto.

Very truly yours,

/s/ Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C.

Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C.